UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14A-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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Anheuser-Busch Companies, Inc.
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     On August 28, 2008, the following item was posted on the employee intranet of Anheuser-Busch Companies, Inc.
INBEV ANNOUNCES SUCCESSFUL COMPLETION OF PRIMARY
SYNDICATION PHASE OF COMMITTED FINANCING
August 28, 2008
InBev issued a press release today announcing the successful completion of the primary syndication phase of the committed financing for the combination of InBev and Anheuser-Busch.
InBev said in the release it received strong support from its key relationship banks providing positive momentum to the transaction ahead of a round of general syndication to take place in September 2008.
Click here to download a PDF of the complete InBev press release.

Press Release
Brussels, 28 August 2008 -1/4
The enclosed information constitutes regulated information as defined in the Royal Decree of 14 November 2007 regarding the duties of issuers of financial instruments which have been admitted for trading on a regulated market.
InBev Announces Successful Completion of Primary
Syndication Phase of Committed Financing
InBev (Euronext: INB) today announced the successful completion of the primary syndication phase of the committed financing for the combination of InBev and Anheuser-Busch.
InBev is delighted to report that it received strong support from its key relationship banks providing positive momentum to the transaction ahead of a round of general syndication to take place in September 2008.
Felipe Dutra, CFO of InBev said, “I am pleased that the banking community recognizes the merits of the proposed combination between Anheuser-Busch and InBev, creating the world’s leading brewer, and has fully subscribed to the primary syndication of the committed financing relating to the transaction. Following the closure of the primary syndication phase the Mandated Lead Arranger (MLA) group now represents a very diversified group of strong banks, giving InBev access to all significant capital markets. The MLA group of banks consists of: Bank of America, BayernLB / Banque LBLux S.A., Dresdner Bank AG, Intesa Sanpaolo S.p.A., KBC Bank NV, Rabobank International, Scotia Capital, Société Générale, and The Toronto-Dominion Bank.”
In July 2008, InBev arranged fully committed financing with signed credit facilities from a group of leading financial institutions, including Banco Santander, Bank of Tokyo-Mitsubishi, Barclays Capital, BNP Paribas, Deutsche Bank, Fortis, ING Bank, JP Morgan, Mizuho Corporate Bank and Royal Bank of Scotland. The transaction will be financed with a $45 billion debt financing, including a $7 billion bridge financing facility for divestitures of non-core assets by both companies. In addition, InBev has received commitments for up to $9.8 billion in equity bridge financing, which will allow the company flexibility in deciding upon the timing and form of equity financing for a period of up to six months after closing of the combination. The combined entities have recently been assigned a BBB+ (stable outlook) credit rating by Standard & Poor’s. The rating reflects management’s commitment to a strategy aimed at a rapid deleveraging of the balance sheet, through strong free cash flow generation.
Dutch and French versions of this press release will be posted on www.InBev.com.

About InBev
InBev is a publicly traded company (Euronext: INB) based in Leuven, Belgium. The company’s origins date back to 1366, and today, it is the leading global brewer. As a true consumer-centric, sales driven company, InBev manages a carefully segmented portfolio of more than 200 brands. This includes true beer icons with global reach like Stella Artois® and Beck’s®, fast growing multicountry brands like Leffe® and Hoegaarden®, and many consumer loved “local champions” like Skol®, Quilmes®, Sibirskaya Korona®, Chernigivske®, Sedrin®, Cass® and Jupiler®. InBev employs close to 89 000 people, running operations in over 30 countries across the Americas, Europe and Asia Pacific. In 2007, InBev realized 14.4 billion euro of revenue. For further information visit www.InBev.com

Press Release
Brussels, 28 August 2008 -2/4

InBev Contacts:

Marianne Amssoms	Fabio Spina
Vice President Global External Communications	Vice President Investor Relations
Tel: +32-16-27-67-11	Tel: + 32-16-27-62-43
E-mail: marianne.amssoms@inbev.com	E-mail: fabio.spina@inbev.com

Gwendoline Ornigg
Director Global External Communications
Tel: +32-16-27-65-72
E-mail: gwendoline.ornigg@inbev.com

Steven Lipin/Nina Devlin	Rebecca Shelley/Laura Cummings
Brunswick Group	Brunswick Group
+ 1-212-333-3810	+44-20-7404-5959
Forward Looking Statements:
Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified. Forward-looking statements are identified by words or phrases such as “anticipates”, “estimates”, “projects”, “believes”, “intends” and similar words and phrases. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and outside of the control of the management of InBev and Anheuser-Busch. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements.
Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the risk that the businesses of InBev and Anheuser-Busch will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue, synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe and may be lower than expected; operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; the ability to obtain governmental or regulatory approvals of the merger on the proposed terms and schedule; the failure of shareholders of InBev or Anheuser-Busch to approve the merger; local, regional, national and international economic conditions and the impact they may have on InBev and Anheuser-Busch and their customers and InBev and Anheuser-Busch’s assessment of that impact; rapid technology developments and changes; containing costs and expenses; governmental and public policy changes; the outcome of pending and future litigation and governmental proceedings; continued availability of financing and financial resources in the amounts, at the time and on the terms required to support future businesses of the combined company.
All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to InBev or Anheuser-Busch or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. InBev and Anheuser-Busch undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Press Release
Brussels, 28 August 2008 -3/4
IMPORTANT INFORMATION
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Anheuser-Busch by InBev. In connection with the proposed acquisition, InBev and Anheuser-Busch intend to file relevant materials with the SEC, including Anheuser-Busch’s proxy statement on Schedule 14A.
INVESTORS OF ANHEUSER-BUSCH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANHEUSER-BUSCH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, and Anheuser-Busch stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Anheuser-Busch. Such documents are not currently available.
InBev and certain of its directors and executive officers and other persons, and Anheuser-Busch and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Anheuser-Busch common stock in respect of the proposed transaction. Information regarding InBev’s directors and executive officers is available in its Annual Report for the year ended December 31, 2007, available at www.InBev.com/annualreport2007. Information about the directors and executive officers of Anheuser-Busch and their respective interests in Anheuser-Busch by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on March 10, 2008. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available.
***
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Anheuser-Busch by InBev. In connection with the proposed acquisition, Anheuser-Busch intends to file relevant materials with the SEC. Anheuser-Busch filed a preliminary proxy statement on Schedule 14A with the SEC on August 15, 2008.
INVESTORS OF ANHEUSER-BUSCH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANHEUSER-BUSCH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, and Anheuser-Busch stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Anheuser-Busch. Such documents are not currently available.
InBev and certain of its directors and executive officers and other persons, and Anheuser-Busch and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Anheuser-Busch common stock in respect of the proposed transaction. Information about the directors and executive officers of Anheuser-Busch and their respective interests in Anheuser-Busch by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on March 10, 2008. Investors may obtain additional information regarding the interest of the participants by reading the preliminary proxy statement,
-end-

Press Release
Brussels, 28 August 2008 -4/4
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     This communication may be deemed to be solicitation material in respect of the proposed acquisition of Anheuser-Busch by InBev. In connection with the proposed acquisition, Anheuser-Busch intends to file relevant materials with the SEC. Anheuser-Busch filed a preliminary proxy statement on Schedule 14A with the SEC on August 15, 2008.
     INVESTORS OF ANHEUSER-BUSCH ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ANHEUSER-BUSCH’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
     Investors and security holders will be able to obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, and Anheuser-Busch stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Anheuser-Busch. Such documents are not currently available.
     InBev and certain of its directors and executive officers and other persons, and Anheuser-Busch and its directors and certain executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Anheuser-Busch common stock in respect of the proposed transaction. Information about the directors and executive officers of Anheuser-Busch and their respective interests in Anheuser-Busch by security holdings or otherwise is set forth in its proxy statement relating to the 2008 annual meeting of stockholders, which was filed with the SEC on March 10, 2008. Investors may obtain additional information regarding the interest of the participants by reading the preliminary proxy statement.